INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Langer Biomechanics Group, Inc. on Form S-8 of our report dated June 4, 1999 appearing in the Annual Report on Form 10-K of The Langer Biomechanics Group, Inc. for the year ended February 28, 1999.


/s/       Deloitte & Touche LLP

Jericho, New York
January 13, 2000